Exhibit (a)(1)(E)

Offer to Purchase for Cash

by

GAMCO INVESTORS, INC.

Up to 800,000 Shares of its Class A Common Stock
At a Purchase Price not Less than $46.00 nor Greater than $50.00 per Share

The Offer, Proration Period and Withdrawal Rights will Expire at 12:00 Midnight, Eastern Time, on December 12, 2012, Unless the Offer is Extended (the “Expiration Date”)

November 14, 2012

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 14, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by GAMCO Investors, Inc., a New York corporation (the “Company”), to purchase for cash up to 800,000 shares of its Class A common stock, $0.001 par value, at a price, net to the seller, less any applicable withholding taxes and without interest, not less than $46.00 nor greater than $50.00 per share (the “Purchase Price”), upon the terms and subject to the conditions of the Offer.  Unless otherwise indicated, all references to shares are to shares of the Company’s Class A common stock.

On the terms and subject to the conditions of the Offer, the Company will determine the single per share price, not less than $46.00 nor greater than $50.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, that the Company will pay for shares properly tendered and not properly withdrawn in the Offer, taking into account the total number of shares so tendered and the prices specified by the tendering shareholders. After the Offer expires, the Company will look at the prices chosen by shareholders for all of the shares properly tendered.  The Company will then select the lowest Purchase Price (in multiples of $0.50 within the price range specified above) that will allow it to purchase 800,000 shares.  If a lesser number of shares is properly tendered, the Company will select the price that will allow it to purchase all the shares that are properly tendered and not properly withdrawn.

The Company will purchase all shares properly tendered prior to the Expiration Date at prices at or below the Purchase Price and not properly withdrawn at the same Purchase Price, net to the seller in cash, without interest, on the terms and subject to the conditions of the Offer, including its “small lot” priority, proration and conditional tender provisions.  Subject to certain limitations and legal requirements, the Company reserves the right to accept for payment, according to the terms and conditions of the Offer, up to an additional 2% of outstanding shares of Class A common stock (or 130,864 shares).  In exercising this right, the Company may increase the Purchase Price to allow it to purchase all such additional shares.  The Company will return shares tendered at prices greater than the Purchase Price and shares not purchased because of proration provisions or conditional tenders to the tendering shareholders at the Company’s expense promptly after the Offer expires.  See Sections 2 and 3 of the Offer to Purchase.

On the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than 800,000 shares are properly tendered at or below the Purchase Price, the Company will purchase shares first, from all holders of “small lots” of less than 100 shares (a “Small Lot Holder”) who properly tender all of their shares at or below the Purchase Price and do not properly withdraw them before the Expiration Date for the Offer, second, on a pro rata basis (except for shareholders who tendered shares conditionally if the condition was not satisfied), and third, if necessary to permit the Company to purchase 800,000 shares, from shareholders who have conditionally tendered shares at or below the Purchase Price and do not properly withdraw them (if the condition was not initially satisfied) by random lot, to the extent feasible.  See Sections 2, 3 and 6 of the Offer to Purchase.

We are the owner of record of shares held for your account.  As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.           You may tender your shares at prices not less than $46.00 nor greater than $50.00 per share, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding taxes and without interest.

2.           You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3.           The Offer is not conditioned on any minimum number of shares being tendered and is not conditioned upon financing. The Offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

4.           The Offer, withdrawal rights and proration period will expire at 12:00 Midnight, Eastern Time, on December 12, 2012, unless the Company extends the Offer.

5.           The Offer is for up to 800,000 shares, constituting approximately 12% of the shares of Class A common stock outstanding as of November 13, 2012.

6.           Tendering shareholders who are registered shareholders or who tender their shares directly to Computershare Trust Company, N.A., the Depositary for the Offer, will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares under the Offer.

7.           If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

8.           If you are a Small Lot Holder and you instruct us to tender on your behalf all of the shares that you own at or below the Purchase Price before the Expiration Date and check the box captioned “Small Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the Purchase Price and not properly withdrawn.

9.           If you wish to condition your tender upon the purchase of all shares tendered or upon the Company’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer, proration period and withdrawal rights will expire at 12:00 Midnight, Eastern Time, on December 12, 2012, unless the Offer is extended.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal (together with any amendment or supplement thereto) and is being made to all record holders of shares.  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer.  However, neither the Company nor any member of its Board of Directors, nor the Depositary or the Information Agent is making any recommendation to you as to whether to tender or refrain from tendering your shares or as to the Purchase Price or Purchase Prices at which you may choose to tender your shares.  You must make your own decision as to whether to tender and, if so, how many shares to tender and the Purchase Price or Purchase Prices at which your shares should be tendered.  In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company’s reasons for making the Offer.  You should discuss whether to tender your shares with your broker or other financial or tax advisor.

GGCP, Inc. (“GGCP”), the beneficial owner of a majority of our Class B common stock and approximately 96,000 shares of our Class A common stock as of November 13, 2012, has indicated its non-binding intention to tender a portion or all of its Class A common shares in the Offer.  In addition, as of the date hereof, under a resolution of the Board of Directors of GAMCO there remain 295,644 shares of Class B common stock which may be exchanged for shares of our Class A common stock, and GGCP may exchange some of its Class B common shares for Class A common shares and tender some or all of such Class A common shares in the Offer.  Mario Gabelli, our Chairman, Chief Executive Officer and Chief Investment Officer – Value Portfolios, who is also the Chief Executive Officer, a director and the controlling shareholder of GGCP, has not indicated his intention to tender in the Offer.  Mr. Gabelli may be deemed to have beneficial ownership of the Class A common stock held by GGCP by virtue of the relationships described above.  Mr. Jamieson, our President and Chief Operating Officer, has indicated his non-binding intention to tender approximately 5,000 shares in the Offer.  Our other directors and executive officers do not intend to participate in the Offer and do not intend to tender any of their shares.

INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase for Cash
by
GAMCO INVESTORS, INC.

Up to 800,000 Shares of its Class A Common Stock
At a Purchase Price not Less than $46.00 nor Greater than $50.00 per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 14, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by GAMCO Investors, Inc., a New York corporation (the “Company”), to purchase for cash up to 800,000 shares of its Class A common stock, $0.001 par value, at a price, net to the seller, less any applicable withholding taxes and without interest, not less than $46.00 nor greater than $50.00 per share (the “Purchase Price”), upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Company’s securities are unknown and cannot be predicted with certainty; (4) the undersigned has read and understands the Offer; (5) the undersigned has consulted his or her tax and financial advisors with regard to how the Offer will impact his or her personal situation; (6) any foreign exchange obligations triggered by the undersigned’s tender of shares or the recipient of proceeds are solely his or her responsibility; and (7) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Number of shares to be tendered by you for the account of the undersigned:

__________ shares*

* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1) SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Offer”, the undersigned hereby tenders shares at the price checked.  This action could result in none of the shares being purchased if the Purchase Price determined by the Company for the shares is less than the price checked below.  A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED.  The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES

ARE BEING TENDERED

☐	$46.00	☐	$46.50	☐	$47.00

☐	$47.50	☐	$48.00	☐	$48.50

☐	$49.00	☐	$49.50	☐	$50.00

OR

(2) SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Shareholder”, the undersigned hereby tenders shares at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer.  For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the Offer will be deemed to be tendered at the minimum price.

☐  The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration).  Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Offer.  THE UNDERSIGNED SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $46.00 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE.  IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SMALL LOTS

(See Instruction 6 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

    ☐  By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (check one box):

    ☐ at the Purchase Price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

    ☐ at the price per share indicated above in the section captioned “Price (In Dollars) Per Share at Which Shares Are Being Tendered”.

CONDITIONAL TENDER

(See Instruction 7 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase.  Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased.  It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section.  Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

    ☐ The minimum number of shares that must be purchased from me, if any are purchased from me, is:______________shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary.  However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

    ☐ The tendered shares represent all shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering shareholder.  If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):
(Please Print)

Taxpayer Identification or Social Security
Number:

Address(es):
(Including Zip Code)

Area Code/Phone Number:

Date: